Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-1 of Digi Power X Inc. (the “Company”) of our report dated March 28, 2025, relating to the consolidated financial statements of the Company, for the year ended 2024 which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 31, 2025